As filed with the Securities and Exchange Commission on September 22, 2000
                                                    Registration No. 333-18281
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               TIG HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                                            94-3172455
 (State or Other Jurisdiction                                 (Employer
of Incorporation or Organization)                        Identification Number)

                           5205 N. O'CONNOR BOULEVARD
                               IRVING, TEXAS 75039


                    (Address of Principal Executive Offices)



                   TIG HOLDINGS, INC. DIVERSIFIED SAVINGS AND
                         PROFIT SHARING RESTORATION PLAN
                            (Full Title of the Plan)


                            MR. WILLIAM H. HUFF, III
                       SENIOR VICE PRESIDENT AND SECRETARY
                               TIG HOLDINGS, INC.
                           5205 N. O'CONNOR BOULEVARD
                               IRVING, TEXAS 75039
                     (Name and Address of Agent for Service)

                                 (972) 831-5000
          (Telephone Number, Including Area Code, of Agent for Service)

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                                   Copies to:

                             DAVID I. SCHILLER, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                          1717 MAIN STREET, SUITE 5400
                                DALLAS, TX 75201
                                 (214) 698-3100

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                                     NOTE

         The purpose of this Post-Effective Amendment No. 1 is to terminate the registration statement and deregister and withdraw all securities previously registered on Form S-8 under the TIG Holdings, Inc. Diversified Savings and Profit Sharing Restoration Plan (previously designated the TIG Holdings, Inc. Diversified Savings Restoration Plan) (SEC File No. 333-18281) which remain unsold as of the date hereof.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         Each of the following exhibits is filed herewith:

         24.1     Power of Attorney, included on Signature Page.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the original Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 30th day of July, 1999.

                                   TIG HOLDINGS, INC.


                                   By: /s/ W. H.Huff
                                       ----------------------------------------
                                   Name:  William H. Huff, III
                                   Title: Senior Vice President and General
                                          Counsel

         Each person whose signature appears below constitutes and appoints William H. Huff, III, his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement amended by this filing, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                   Title                               Date
                ---------                                   -----                               ----

             /s/ V. P. Watsa                              Director                          July 30, 1999
-----------------------------------------
               Prem Watsa

            /s/ B. P. Martin                              Director                          July 30, 1999
-----------------------------------------
            Bradley P. Martin

           /s/ E. P. Salsberg                             Director                          July 30, 1999
-----------------------------------------
            Eric P. Salsberg

                                  EXHIBIT INDEX

  Exhibit
  Number                           Description
  ------                           -----------

       24.1          Power of Attorney (included on signature page)